Exhibit 99.1

Kimco Realty® Announces First Quarter 2025 Results

– Raises 2025 Outlook on Robust Growth in Net Income and FFO –

– Same Property NOI Increased 3.9%; Credit Loss Better than Expected –

– Leased Over Four Million Square Feet; New Lease Spreads Approach 49% –

– Achieves Strategic Target: 85% of Annual Base Rent from Grocery-Anchored Portfolio –

JERICHO, New York, May 1, 2025 - Kimco Realty® (NYSE: KIM), a real estate investment trust (REIT) and leading owner and operator of high-quality, open-air, grocery-anchored shopping centers and mixed-use properties in the United States, today reported results for the first quarter ended March 31, 2025. For the three months ended March 31, 2025 and 2024, Net income/(loss) available to the company’s common shareholders per diluted share was $0.18 and ($0.03), respectively.

Highlights

•
12.8% growth in Funds From Operations* (“FFO”) per diluted share over the same period in 2024 to $0.44.
•
Produced a 3.9% increase in Same Property Net Operating Income* (“NOI”) over the same period a year ago.
•
Generated pro-rata cash rent spreads of 48.7% on comparable new leases, marking the highest quarterly level in over seven years.
•
Completed nine grocery leases, including a five-site package agreement with Sprouts Farmers Market, enabling the company to achieve its target of 85% of annual base rent (“ABR”) derived from grocery-anchored centers.
•
Expanded pipeline of near-term rent commencements to $60 million of ABR from leases that have been signed.
•
Acquired The Markets at Town Center, a 254,000-square-foot premier grocery-anchored property in Jacksonville, Florida for $108 million.
•
Moody’s affirmed Baa1 senior unsecured debt rating and raised its outlook to positive.
•
Subsequent to quarter end, repurchased 3.0 million common shares at an average price of $19.61 per share.

“We are very encouraged by our strong start to 2025, driven by robust leasing demand, accelerated rent commencements, and better-than-expected tenant credit performance, all of which contributed meaningfully to the solid growth in our net operating income and FFO,” said Kimco CEO Conor Flynn. “We leveraged Kimco’s scale and relationship advantage to successfully finalize multi-pack leasing agreements, including Sprouts Farmers Market. This enhances our visibility into future cash flow growth and expands our pipeline of near-term rent commencements. The resilience of our high-quality, grocery-anchored portfolio, rooted in necessity-based, essential goods and services, combined with the security of our long-term leases with strong credit tenants, reinforces our confidence in raising our outlook for 2025.”

Financial Results

Net income/(loss) available to the company’s common shareholders for the first quarter of 2025 was $125.1 million, or $0.18 per diluted share, compared to ($18.9) million, or ($0.03) per diluted share, for the first quarter of 2024. This increase is primarily attributable to:

•
$32.4 million growth in consolidated revenues from rental properties, net, mainly due to $13.2 million in higher minimum rent and $13.6 million in increased reimbursement income. This growth was partially offset by $6.6 million in higher real estate taxes and $3.8 million in additional operating and maintenance expenses for the first quarter of 2025 over the comparable period in the prior year.
•
$71.5 million in provision for income taxes, net, and $27.7 million loss on marketable securities, net, related to the sale of shares of Albertsons Companies Inc. (NYSE: ACI) common stock in the first quarter of 2024, that did not repeat in 2025.
•
$25.2 million of merger charges related to the acquisition of RPT Realty ("RPT") in 2024 that did not repeat in 2025.

*Reconciliations of non-GAAP measures to the most directly comparable GAAP measure are provided in the tables accompanying this press release.

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500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343 kimcorealty.com

•
$8.8 million increase in mortgage and other financing income, net, attributable to an increase in Kimco’s Structured Investment Program year over year.

FFO was $301.9 million, or $0.44 per diluted share, for the first quarter of 2025, compared to $261.8 million, or $0.39 per diluted share, for the first quarter of 2024, representing a per share increase of 12.8%.

Operating Results

•
Signed 583 leases totaling 4.4 million square feet during the first quarter, generating blended pro-rata cash rent spreads on comparable spaces of 13.3%, with new leases up 48.7% and renewals and options growing 8.7%.
•
Pro-rata leased occupancy ended the quarter at 95.8%, reflecting an anticipated sequential and year-over-year reduction of 50 basis points and 20 basis points, respectively. The change in occupancy was due to vacating leases including: 32 Party City, 6 Big Lots and an undersized Walmart, partially offset by strong leasing activity.
•
Pro-rata small shop occupancy was 91.7%, representing a 20-basis-point increase year-over-year and no change sequentially. Pro-rata anchor occupancy ended the quarter at 97.4%.
•
Generated 3.9% growth in Same Property NOI in the first quarter over the same period a year ago, driven by a 3.4% increase in minimum rents. Credit loss as a percentage of total pro-rata rental revenues was better than expected at 56 basis points during the first quarter.
•
The spread between the company’s pro-rata leased versus economic occupancy was 290 basis points, equating to $60 million in future ABR from leases that have been signed and yet to commence.

Transactional Activities

•
Closed on the acquisition of The Markets at Town Center, a 254,000-square-foot center in Jacksonville, Florida, anchored by Sprouts Farmers Market for $108 million, as previously announced.
•
Purchased the fee interest at two shopping centers for $24.2 million.
•
Sold two land parcels and one shopping center for $41.3 million. Kimco’s pro-rata share of sales was $7.8 million.
•
Received $23.1 million in mezzanine loan repayments, including $15.0 million related to The Markets at Town Center.

Capital Market Activities

•
Repaid a $500.0 million 3.30% unsecured note in the first quarter as well as $48.9 million of mortgage debt with a blended rate of 3.29%. The company has no secured debt maturing for the remainder of 2025 with only a $240.5 million unsecured note with an effective interest rate of 2.86%, due in June 2025.
•
Moody’s affirmed the company’s Baa1 senior unsecured debt rating and changed its outlook to positive, as previously announced.
•
Ended the quarter with $2.0 billion of immediate liquidity, including $1.9 billion availability on its $2.0 billion unsecured revolving credit facility and $132.5 million of cash, cash equivalents and restricted cash on the balance sheet.
•
Subsequent to quarter end, repurchased 3.0 million shares of common stock for $58.8 million, at an average price of $19.61 per share, net of fees and commissions.

Dividend Declarations

•
The board of directors declared its quarterly cash dividend of $0.25 per common share (equivalent to $1.00 per annum), payable on June 20, 2025, to shareholders of record on June 6, 2025.
•
The board of directors also declared quarterly dividends with respect to each of the company’s Class L, Class M, and Class N series of preferred shares. These dividends on the preferred shares will be paid on July 15, 2025, to shareholders of record on July 1, 2025.

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343 kimcorealty.com

2025 Full Year Outlook

The company is raising 2025 guidance for Net income available to common shareholders (“Net Income”) and FFO per diluted share as follows:

	Current	Previous
Net income:	$0.70 to $0.73	$0.70 to $0.72
FFO:	$1.71 to $1.74	$1.70 to $1.72

The company’s full year outlook is based on the following assumptions (pro-rata share):

	1Q 2025 Actual	Current	Previous
Same Property NOI growth	3.9%	+2.5% or better	+2.0% or better
Credit loss as a % of total pro-rata rental revenues	(56bps)	Unchanged	(75bps) to (100bps)
Total acquisitions (including structured investments), net of dispositions: - Shopping center cap rate range: 6.0% to 7.0% - Structured Investments yield range: 9.0% to 10.0%	$101 million Blended rate: 6.4%	Unchanged	$100 million to $125 million Blended rate: 7.0% to 8.0%
Lease termination income	$6 million	Unchanged	$6 million to $9 million
Interest income – Other income, net (attributable to cash on balance sheet)	$4 million	Unchanged	$6 million to $9 million
Capital expenditures (tenant improvements, landlord work, leasing commissions)	$48 million	Unchanged	$250 million to $300 million

Conference Call Information

When: 8:30 AM ET, May 1, 2025

Live Webcast: 1Q25 Kimco Realty Earnings Conference Call or on Kimco Realty’s website investors.kimcorealty.com

Dial #: 1-888-317-6003 (International: 1-412-317-6061). Passcode: 7740259

Audio from the conference will be available on Kimco Realty’s investor relations website until August 1, 2025.

About Kimco Realty®

Kimco Realty® (NYSE: KIM) is a real estate investment trust (REIT) and leading owner and operator of high-quality, open-air, grocery-anchored shopping centers and mixed-use properties in the United States. The company’s portfolio is strategically concentrated in the first-ring suburbs of the top major metropolitan markets, including high-barrier-to-entry coastal markets and rapidly expanding Sun Belt cities. Its tenant mix is focused on essential, necessity-based goods and services that drive multiple shopping trips per week. Publicly traded on the NYSE since 1991 and included in the S&P 500 Index, the company has specialized in shopping center ownership, management, acquisitions, and value-enhancing redevelopment activities for more than 65 years. With a proven commitment to corporate responsibility, Kimco

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343 kimcorealty.com

Realty is a recognized industry leader in this area. As of March 31, 2025, the company owned interests in 567 U.S. shopping centers and mixed-use assets comprising 101 million square feet of gross leasable space.

The company announces material information to its investors using the company’s investor relations website (investors.kimcorealty.com), SEC filings, press releases, public conference calls, and webcasts. The company also uses social media to communicate with its investors and the public, and the information the company posts on social media may be deemed material information. Therefore, the company encourages investors, the media, and others interested in the company to review the information that it posts on the social media channels, including Facebook (www.facebook.com/kimcorealty), and LinkedIn (www.linkedin.com/company/kimco-realty-corporation). The list of social media channels that the company uses may be updated on its investor relations website from time to time.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “commit,” “anticipate,” “estimate,” “project,” “will,” “target,” “plan,” “forecast” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which, in some cases, are beyond the Company’s control and could materially affect actual results, performance or achievements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) financial disruption, changes in trade policies and tariffs, geopolitical challenges or economic downturn, including general adverse economic and local real estate conditions, (ii) the impact of competition, including the availability of acquisition or development opportunities and the costs associated with purchasing and maintaining assets, (iii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iv) the reduction in the Company’s income in the event of multiple lease terminations by tenants or a failure of multiple tenants to occupy their premises in a shopping center, (v) the potential impact of e-commerce and other changes in consumer buying practices, and changing trends in the retail industry and perceptions by retailers or shoppers, including safety and convenience, (vi) the availability of suitable acquisition, disposition, development, redevelopment and merger opportunities, and the costs associated with purchasing and maintaining assets and risks related to acquisitions not performing in accordance with our expectations, (vii) the Company’s ability to raise capital by selling its assets, (viii) disruptions and increases in operating costs due to inflation and supply chain disruptions, (ix) risks associated with the development of mixed-use commercial properties, including risks associated with the development, and ownership of non-retail real estate, (x) changes in governmental laws and regulations, including, but not limited to, changes in data privacy, environmental (including climate change), safety and health laws, and management’s ability to estimate the impact of such changes, (xi) valuation and risks related to the Company’s joint venture and preferred equity investments and other investments, (xii) collectability of mortgage and other financing receivables, (xiii) impairment charges, (xiv) criminal cybersecurity attack disruptions, data loss or other security incidents and breaches, (xv) risks related to artificial intelligence, (xvi) impact of natural disasters and weather and climate-related events, (xvii) pandemics or other health crises, (xviii) our ability to attract, retain and motivate key personnel, (xix) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the Company, (xx) the level and volatility of interest rates and management’s ability to estimate the impact thereof, (xxi) changes in the dividend policy for the Company’s common and preferred stock and the Company’s ability to pay dividends at current levels, (xxii) unanticipated changes in the Company’s intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity, (xxiii) the Company’s ability to continue to maintain its status as a REIT for U.S. federal income tax purposes and potential risks and uncertainties in connection with its UPREIT structure, and (xxiv) other risks and uncertainties identified under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes in other filings with the Securities and Exchange Commission (“SEC”).

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500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343 kimcorealty.com

CONTACT:
David F. Bujnicki
Senior Vice President, Investor Relations and Strategy

Kimco Realty Corporation
(833) 800-4343

dbujnicki@kimcorealty.com

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500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343 kimcorealty.com

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(unaudited)

	March 31, 2025	December 31, 2024
Assets:
Real estate, net of accumulated depreciation and amortization
of $4,474,547 and $4,360,239, respectively	$16,837,121	$16,810,333
Investments in and advances to real estate joint ventures	1,476,841	1,487,675
Other investments	107,300	107,347
Cash, cash equivalents and restricted cash	132,503	689,731
Mortgage and other financing receivables, net	421,849	444,966
Accounts and notes receivable, net	339,311	340,469
Operating lease right-of-use assets, net	124,925	126,441
Other assets	291,402	302,934
Total assets	$19,731,252	$20,309,896

Liabilities:
Notes payable, net	$7,579,983	$7,964,738
Mortgages payable, net	444,148	496,438
Accounts payable and accrued expenses	257,542	281,867
Dividends payable	6,373	6,409
Operating lease liabilities	116,113	117,199
Other liabilities	546,492	597,456
Total liabilities	8,950,651	9,464,107
Redeemable noncontrolling interests	46,624	47,877

Stockholders' Equity:
Preferred stock, $1.00 par value, authorized 7,054,000 shares;
Issued and outstanding (in series) 20,759 and 20,806 shares, respectively;
Aggregate liquidation preference $553,762 and $556,113, respectively	21	21
Common stock, $.01 par value, authorized 1,500,000,000 shares;
Issued and outstanding 679,497,438 and 679,493,522 shares, respectively	6,795	6,795
Paid-in capital	11,025,904	11,033,485
Cumulative distributions in excess of net income	(443,533)	(398,792)
Accumulated other comprehensive (loss)/income	(911)	11,038
Total stockholders' equity	10,588,276	10,652,547
Noncontrolling interests	145,701	145,365
Total equity	10,733,977	10,797,912
Total liabilities and equity	$19,731,252	$20,309,896

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues
Revenues from rental properties, net	$531,286	$498,905
Management and other fee income	5,338	4,849
Total revenues	536,624	503,754
Operating expenses
Rent	(4,184)	(4,279)
Real estate taxes	(69,911)	(63,360)
Operating and maintenance	(89,553)	(85,774)
General and administrative	(34,392)	(36,298)
Impairment charges	(534)	(3,701)
Merger charges	-	(25,246)
Depreciation and amortization	(158,453)	(154,719)
Total operating expenses	(357,027)	(373,377)

Gain on sale of properties	887	318
Operating income	180,484	130,695

Other income/(expense)
Other income, net	216	9,570
Mortgage and other financing income, net	11,269	2,519
Loss on marketable securities, net	(9)	(27,686)
Interest expense	(80,377)	(74,565)
Income before income taxes, net, equity in income of
joint ventures, net, and equity in income from other investments, net	111,583	40,533

Provision for income taxes, net	(464)	(72,010)
Equity in income of joint ventures, net	22,683	20,905
Equity in income of other investments, net	701	1,534
Net income/(loss)	134,503	(9,038)
Net income attributable to noncontrolling interests	(1,686)	(1,936)
Net income/(loss) attributable to the company	132,817	(10,974)
Preferred dividends, net	(7,683)	(7,942)
Net income/(loss) available to the company's common shareholders	$125,134	$(18,916)

Per common share:
Net income/(loss) available to the company's common shareholders: (1)
Basic	$0.18	$(0.03)
Diluted (2)	$0.18	$(0.03)
Weighted average shares:
Basic	677,074	670,118
Diluted (2)	677,299	670,118

(1) Adjusted for earnings attributable to participating securities of ($604) and ($680) for the three months ended March 31, 2025 and 2024, respectively.

(2) Reflects the potential impact if certain units/preferred shares were converted to common stock at the beginning of the period.

The impact of the conversion of certain units/preferred shares would have an antidilutive effect on net income and therefore have not been included.

Reconciliation of Net Income/(Loss) Available to the Company's Common Shareholders

to the FFO Available to the Company's Common Shareholders (1)

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2025	2024
Net income/(loss) available to the company's common shareholders	$125,134	$(18,916)
Gain on sale of properties	(887)	(318)
Gain on sale of joint venture properties	(784)	(53)
Depreciation and amortization - real estate related	157,232	153,462
Depreciation and amortization - real estate joint ventures	21,355	21,598
Impairment charges (including real estate joint ventures)	534	5,702
Profit participation from other investments, net	(216)	(29)
Loss on derivative/marketable securities, net	325	29,528
Provision for income taxes, net (2)	80	71,741
Noncontrolling interests (2)	(877)	(886)
FFO available to the company's common shareholders (4)	$301,896	$261,829

Weighted average shares outstanding for FFO calculations:
Basic	677,074	670,118
Units	3,275	3,284
Convertible preferred shares	3,282	4,265
Dilutive effect of equity awards	178	127
Diluted (3)	683,809	677,794

FFO per common share - basic	$0.45	$0.39
FFO per common share - diluted (3) (4)	$0.44	$0.39

(1) The company considers FFO to be an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present

FFO when reporting results. Comparison of the company's presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the Nareit definition used by such REITs.

(2) Related to gains, impairments, depreciation on properties, gains/(losses) on sales of marketable securities and derivatives,

where applicable.

(3) Reflects the potential impact if convertible preferred shares and certain units were converted to common stock at the beginning of the period. FFO available to the company’s common shareholders would be increased by $2,082 and $2,443 for the three months ended March 31, 2025 and 2024, respectively. The effect of other certain convertible units would have an anti-dilutive effect upon the calculation of FFO available to the company’s common shareholders per share. Accordingly,

the impact of such conversion has not been included in the determination of diluted FFO per share calculations.

(4) Includes merger-related charges of $25.2 million for the three months ended March 31, 2024.

Reconciliation of Net Income/(Loss) Available to the Company's Common Shareholders
to Same Property NOI (1)(2)
(in thousands)
(unaudited)

		Three Months Ended March 31,
		2025	2024
Net income/(loss) available to the company's common shareholders		$125,134	$(18,916)
Adjustments:
	Management and other fee income	(5,338)	(4,849)
	General and administrative	34,392	36,298
	Impairment charges	534	3,701
	Merger charges	-	25,246
	Depreciation and amortization	158,453	154,719
	Gain on sale of properties	(887)	(318)
	Other income, net	(216)	(9,570)
	Mortgage and other financing income, net	(11,269)	(2,519)
	Loss on marketable securities, net	9	27,686
	Interest expense	80,377	74,565
	Provision for income taxes, net	464	72,010
	Equity in income of other investments, net	(701)	(1,534)
	Net income attributable to noncontrolling interests	1,686	1,936
	Preferred dividends, net	7,683	7,942
	RPT same property NOI (3)	-	606
	Non same property net operating income	(23,244)	(15,681)
	Non-operational expense from joint ventures, net	28,314	29,122
	Same Property NOI	$395,391	$380,444

(1)

Same property Net Operating Income (“NOI”) is a supplemental non-GAAP financial measure of real estate companies' operating performance and should not be considered an alternative to net income in accordance with GAAP or as a measure of liquidity. Same property NOI is considered by management to be an important operating performance measure frequently used by analysts and investors because it includes only the NOI of operating properties that have been owned and stabilized for the entire current and prior year reporting periods. Same property NOI assists in eliminating disparities due to the development, redevelopment, acquisition and disposition of properties during the periods presented and thus provides a more consistent performance measure for the comparison of the Company's properties. Same property NOI is calculated using rental property revenues (excluding straight-line rent adjustments, lease termination income, net, and amortization of above/below market rents), less charges for credit losses, operating and maintenance expenses, real estate taxes, and rent expenses, plus the Company's proportionate share of same property NOI from unconsolidated real estate joint ventures, calculated similarly. The Company's method of calculating same property NOI, which may differ from other REITs and may not be comparable to them, discloses with and without the impact from redevelopment projects.

(2)	Amounts represent Kimco Realty's pro-rata share.

(3)	Amounts represent the Same property NOI from RPT properties, not included in the Company's Net income/(loss) available to the Company's common shareholders.

Reconciliation of the Projected Range of Net Income Available to the Company's Common Shareholders
to Funds From Operations Available to the Company's Common Shareholders
(unaudited, all amounts shown are per diluted share)

	Projected Range
	Full Year 2025
	Low	High
Net income available to the company's common shareholders	$0.70	$0.73

Gain on sale of properties	(0.01)	(0.03)

Gain on sale of joint venture properties	-	(0.01)

Depreciation & amortization - real estate related	0.90	0.92

Depreciation & amortization - real estate joint ventures	0.12	0.13

FFO available to the company's common shareholders	$1.71	$1.74

Projections involve numerous assumptions such as rental income (including assumptions on percentage rent), interest rates, tenant defaults, occupancy rates, selling prices of properties held for disposition, expenses (including salaries and employee costs), insurance costs and numerous other factors. Not all of these factors are determinable at this time and actual results may vary from the projected results, and may be above or below the range indicated. The above range represents management’s estimate of results based upon these assumptions as of the date of this press release.